EXHIBIT 99.1

                                 News Release

For Information Contact:
Derek P. Schmidt,Vice President, Corporate Finance (563) 272-7344
Kurt A. Tjaden, Vice President and Chief Financial Officer (563) 272-7400

HNI CORPORATION ANNOUNCES RESULTS IN LINE WITH GUIDANCE FOR FOURTH QUARTER AND
YEAR-END FISCAL 2012

MUSCATINE, Iowa (February 5, 2013) – HNI Corporation (NYSE: HNI) today announced sales of $527.5 million and net income of $17.6 million for the fourth quarter ended December 29, 2012.  Net income per diluted share for the quarter was $0.39 or $0.40 on a non-GAAP basis when excluding restructuring and transition costs.  For fiscal year 2012, the Corporation reported sales of $2.0 billion, a 9.3 percent increase from prior year, and net income of $49.0 million, a 6.5 percent increase from prior year.  Net income per diluted share for the year was $1.07 or $1.13 on a non-GAAP basis when excluding restructuring and transition costs.

Fourth Quarter and FY'12 Summary Comments
"We continue to compete well in our markets and delivered solid results for the fourth quarter and full year 2012 in a challenging environment.  Our growth investments delivered top-line improvement in the quarter despite considerable economic uncertainty, and outstanding working capital management drove significant cash generation.  Office furniture sales growth was led by a solid increase in our supplies-driven business.  Continued strong profit growth in our hearth business was led by substantial growth in the new construction channel and strong operational execution.  We enter 2013 financially strong, competitively well positioned, and focused on delivering profitable growth," said Stan Askren, HNI Corporation Chairman, President and Chief Executive Officer.

Fourth Quarter – GAAP Financial Measures
Dollars in millions except per share data	Three Months Ended		Percent Change
	12/29/2012	12/31/2011

Net sales	$527.5	$500.3	5.5%
Gross margin	$186.0	$178.0	4.5%
Gross margin %	35.2%	35.6%
SG&A	$155.6	$148.2	5.0%
SG&A %	29.5%	29.6%
Operating income	$30.3	$29.8	1.6%
Operating income %	5.7%	6.0%
Net income attributable to HNI Corporation	$17.6	$18.1	-3.0%

Earnings per share attributable to HNI Corporation – diluted	$0.39	$0.40	-2.5%

•	Consolidated net sales increased $27.3 million or 5.5 percent from the prior year quarter to $527.5 million. Acquisitions contributed $10.0 million of sales, or 2.0 percent sales growth.
•
Gross margins were 0.4 percentage points lower than prior year quarter primarily due to unfavorable mix, investments to improve operations, new product ramp-up and impact of acquisitions offset partially by higher volume and lower material costs.

•	Total selling and administrative expenses, including restructuring charges, increased 5.0 percent due to volume related expenses, investments in growth initiatives and the impact of acquisitions.
•
The Corporation's fourth quarter results included $1.1 million of restructuring and transition costs of which $0.3 million were included in cost of sales.  These included costs associated with previously announced shutdown and consolidation of office furniture manufacturing locations.  Included in the fourth quarter of 2011 were $1.1 million of restructuring and transition costs net of a non-operating gain on the sale of property.

•
The provision for income taxes for fourth quarter 2012 reflects an effective tax rate of 37.6 percent compared to 33.8 percent in the prior year quarter.  The increase is due to the research tax credit being extended in 2013 and other permanent differences.

Fourth Quarter – Non-GAAP Financial Measures (Reconciled with most comparable GAAP financial measures)
Dollars in millions except per share data	Three Months Ended 12/29/2012				Three Months Ended 12/31/2011
	Gross Profit	SG&A	Operating Income	EPS	Gross Profit	SG&A	Operating Income	EPS

As reported (GAAP)	$186.0	$155.6	$30.3	$0.39	$178.0	$148.2	$29.8	$0.40
% of net sales	35.2%	29.5%	5.7%		35.6%	29.6%	6.0%

Restructuring and impairment	-	$(0.6)	$0.6	$0.01	$0.1	$(1.1)	$1.2	$0.02
Transition costs	$0.3	$(0.2)	$0.5	$0.00	$0.2	-	$0.2	$0.00
Non-operating gain	-	-	-	-	-	$0.4	$(0.4)	$(0.01)

Results (non-GAAP)	$186.3	$154.8	$31.4	$0.40	$178.3	$147.4	$30.8	$0.41
% of net sales	35.3%	29.3%	6.0%		35.6%	29.5%	6.2%

Full Year – GAAP Financial Measures
Dollars in millions except per share data	Twelve Months Ended		Percent Change
	12/29/2012	12/31/2011

Net sales	$2,004.0	$1,833.5	9.3%
Gross margin	$689.2	$639.1	7.8%
Gross margin %	34.4%	34.9%
SG&A	$601.6	$557.6	7.9%
SG&A %	30.0%	30.4%
Operating income	$87.6	$81.5	7.5%
Operating income %	4.4%	4.4%
Net income attributable to HNI Corporation	$49.0	$46.0	6.5%

Earnings per share attributable to HNI Corporation – diluted	$1.07	$1.01

•	Net sales increased $170.6 million, or 9.3 percent, to $2.0 billion compared to $1.8 billion for the prior year. Acquisitions contributed $93.0 million, or 5.1 percent sales growth.
•
Gross margins were 0.5 percentage points lower than prior year due to unfavorable mix, investments to improve operations, new product ramp-up and impact of acquisitions offset partially by increased volume, better price realization and lower material costs.

•
Total selling and administrative expenses as a percent of net sales, including restructuring charges, improved 0.4 percentage points due to higher volume partially offset by investments in growth initiatives and costs associated with acquisitions.  Included in 2012 were $3.0 million of restructuring and transition charges compared to $3.3 million in 2011.

•
The provision for income taxes for 2012 reflects an effective tax rate of 37.7 percent compared to 34.8 percent in 2011.  The increase is due to the research tax credit being extended in 2013 and other permanent differences.

Cash flow from operations for the year was $144.8 million compared to $134.3 million in 2011.   Capital expenditures were $60.3 million in 2012 compared to $31.1 million in 2011.  The Corporation completed the acquisition of BP Ergo, a leading manufacturer and marketer of office furniture in India.

Full Year – Non-GAAP Financial Measures (Reconciled with most comparable GAAP financial measures)
Dollars in millions except per share data	Twelve Months Ended 12/29/2012				Twelve Months Ended 12/31/2011
	Gross Profit	SG&A	Operating Income	EPS	Gross Profit	SG&A	Operating Income	EPS

As reported (GAAP)	$689.2	$601.6	$87.6	$1.07	$639.1	$557.6	$81.5	$1.01
% of net sales	34.4%	30.0%	4.4%		34.9%	30.4%	4.4%

Restructuring and impairment	$0.4	$(1.9)	$2.3	$0.03	$0.2	$(3.3)	$3.5	$0.05
Transition costs	$0.7	$(1.1)	$1.8	$0.03	$0.3	-	$0.3	$0.00
Non-operating gains	-	-	-	-	-	$0.4	$(0.4)	$(0.01)

Results (non-GAAP)	$690.3	$598.6	$91.8	$1.13	$639.6	$554.7	$84.9	$1.05
% of net sales	34.4%	29.9%	4.6%		34.9%	30.3%	4.6%

Office Furniture – GAAP Financial Measures
Dollars in millions	Three Months Ended		Percent Change	Twelve Months Ended		Percent Change
	12/29/2012	12/31/2011		12/29/2012	12/31/2011

Sales	$422.3	$402.4	5.0%	$1,687.3	$1,528.1	10.4%
Operating profit	$23.5	$32.2	-27.0%	$91.8	$99.6	-7.8%
Operating profit %	5.6%	8.0%		5.4%	6.5%

Non-GAAP Financial Measures (Reconciled with most comparable GAAP measures)
Dollars in millions	Three Months Ended		Percent Change	Twelve Months Ended		Percent Change
	12/29/2012	12/31/2011		12/29/2012	12/31/2011

Operating profit as reported (GAAP)	$23.5	$32.2	-27.0%	$91.8	$99.6	-7.8%
% of net sales	5.6%	8.0%		5.4%	6.5%

Restructuring and impairment	$0.6	$1.2		$2.3	$3.1
Transition costs	$0.5	$0.2		$1.8	$0.3
Non-operating gains	-	$(0.4)		-	$(0.4)

Operating profit (non-GAAP)	$24.6	$33.2	-25.8%	$96.0	$102.6	-6.4%
% of net sales	5.8%	8.2%		5.7%	6.7%

•
Fourth quarter and full year sales for the office furniture segment increased $19.9 million and $159.3 million, respectively.  These increases were driven mainly by an increase in the supplies driven channel of the office furniture industry.  Acquisitions contributed $10.0 million of sales or 2.5 percent sales growth in the fourth quarter and $93.0 million of sales or 6.1 percent sales growth for the full year.

•
Fourth quarter and full year operating profit decreased $8.7 million and $7.8 million, respectively.  Operating profit margin was negatively impacted by unfavorable mix, investments to improve operations, new product ramp-up, investments in growth initiatives and impact of acquisitions.  These were partially offset by higher volume, better price realization and lower material costs.

Hearth Products – GAAP Financial Measures
Dollars in millions	Three Months Ended		Percent Change	Twelve Months Ended		Percent Change
	12/29/2012	12/31/2011		12/29/2012	12/31/2011

Sales	$105.2	$97.9	7.5%	$316.7	$305.4	3.7%
Operating profit	$15.4	$9.4	63.6%	$26.5	$14.8	79.5%
Operating profit %	14.7%	9.6%		8.4%	4.8%

Non-GAAP Financial Measures (Reconciled with most comparable GAAP measures)
Dollars in millions	Three Months Ended		Percent Change	Twelve Months Ended		Percent Change
	12/29/2012	12/31/2011		12/29/2012	12/31/2011

Operating profit as reported (GAAP)	$15.4	$9.4	63.6%	$26.5	$14.8	79.5%
% of net sales	14.7%	9.6%		8.4%	4.8%

Restructuring and impairment	-	-		-	$0.4
Transition costs	-	-		-	-

Operating profit (non-GAAP)	$15.4	$9.4		$26.5	$15.2
% of net sales	14.7%	9.6%		8.4%	5.0%

•
Fourth quarter and full year sales for the hearth products segment increased $7.3 million and $11.3 million, respectively.  These increases were driven by increases in the new construction channel partially offset by decreases in the remodel/retrofit channel.

•
Fourth quarter and full year operating profit increased $6.0 million and $11.7 million, respectively.  Operating profit was positively impacted by higher volume, better price realization, lower material costs and lower restructuring and impairment charges partially offset by investments in selling and marketing initiatives and incentive-based compensation.

.

Outlook
"I remain positive about our markets and our ability to grow sales and increase profits in 2013.  We continue to aggressively invest for long-term profitable growth, and I remain confident our investments are delivering shareholder value.  Our businesses are strong, competitive, and well-positioned in their markets, and the prospects for our businesses are encouraging," said Mr. Askren.

The Corporation estimates sales to be flat to down 5 percent in the first quarter over the same period in the prior year.  Non-GAAP earnings per diluted share are anticipated in the range of ($0.01) to ($0.07) for the first quarter.  For the full year, the Corporation is updating its estimate of non-GAAP earnings per diluted share to be in the range of $1.25 to $1.45, which excludes restructuring charges and transition costs.

The Corporation remains focused on creating long-term shareholder value by growing its business through investment in building brands, product solutions and selling models, enhancing its strong member-owner culture, and remaining focused on its long-standing rapid continuous improvement programs to build best total cost and a lean enterprise.

Conference Call
HNI Corporation will host a conference call on Wednesday, February 6, 2013 at 10:00 a.m. (Central) to discuss fourth quarter and year-end 2012 results.  To participate, call 1-877-512-9166 – conference ID number 90030431.  A live webcast of the call will be available on HNI Corporation's website at http://www.hnicorp.com (under Investor Information – Webcasts).  A replay of the webcast will be made available at the same website address.  An audio replay of the call will be available until Wednesday, February 13, 2013, 10:59 p.m. (Central) by dialing 1-855-859-2056 or 1-404-537-3406 – Conference ID number 90030431.

About HNI Corporation

HNI Corporation is a NYSE traded company (ticker symbol:  HNI) providing products and solutions for the home and workplace environments.  HNI Corporation is the second largest office furniture manufacturer in the world and is also the nation's leading manufacturer and marketer of gas- and wood-burning fireplaces.  The Corporation's strong brands, including HON®, Allsteel®, Gunlocke®, Paoli®, Maxon®, Lamex®, HBF® , Artco-Bell™, Midwest Folding Products™, LSI Corporation of America™, ERGO®, Heatilator®, Heat & Glo®, Quadra-Fire® and Harman Stove™ have leading positions in their markets.  HNI Corporation is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness.  More information can be found on the Corporation's website at www.hnicorp.com.

Non-GAAP Financial Measures
This earnings release contains certain non-GAAP financial measures.  A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company.  We have provided a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within this earnings release are:  gross profit, operating income, operating profit and net income per diluted share (i.e., EPS), excluding restructuring and impairment charges and transition costs.  Non-GAAP EPS is calculated using the Corporation's overall effective tax rate for the period.  We present these measures because management uses this information to monitor and evaluate financial results and trends.  Management believes this information is also useful for investors.  This earnings release also contains a forward-looking estimate of non-GAAP earnings per diluted share for the first quarter and full fiscal year 2013.  We provide such non-GAAP measures to investors on a prospective basis for the same reasons we provide them to investors on a historical basis.  We are unable to provide a reconciliation of our forward-looking estimate of non-GAAP earnings per diluted share to a forward-looking estimate of GAAP earnings per diluted share because certain information needed to make a reasonable forward-looking estimate of GAAP earnings per diluted share for the full fiscal year is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of our control.  These may include unanticipated charges related to asset impairments (fixed assets, intangibles or goodwill), unanticipated acquisition related costs and other unanticipated non-recurring items not reflective of ongoing operations.

Forward-looking Statements

This release contains "forward-looking" statements that refer to future events and expectations.  These statements address future plans, outlook, objectives and financial performance including expectations for future sales growth and earnings per diluted share (GAAP and non-GAAP) for the first quarter and full year fiscal 2013.  In addition, forward-looking statements may be identified by words such as "anticipate," "believe," "could," "confident," "estimate," "expect," "forecast," "hope," "intend," "likely," "may," "plan," "possible," "potential," "predict," "project," "should," "will," "would" and variations of such words and similar expressions.  Forward-looking statements involve known and unknown risks, which may cause the Corporation's actual future results to differ materially from expected results.  These risks include, without limitation:  the Corporation's ability to realize financial benefits from its (a) price increases, (b) cost containment and business simplification initiatives, (c) investments in strategic acquisitions, new products and brand building, (d) investments in distribution and rapid continuous improvement, (e) ability to maintain its effective tax rate, (f) repurchases of common stock and (g) consolidation and logistical realignment initiatives; uncertainty related to the availability of cash and credit, and the terms and interest rates on which credit would be available, to fund operations and future growth; lower than expected demand for the Corporation's products due to uncertain political and economic conditions; slow or negative growth rates in global and domestic economies and the protracted decline in the domestic housing market; lower industry growth than expected; major disruptions at key facilities or in the supply of any key raw materials, components or finished goods; competitive pricing pressure from foreign and domestic competitors; higher than expected costs and lower than expected supplies of materials; higher costs for energy and fuel; changes in the mix of products sold and of customers purchasing; relationships with distribution channel partners, including the financial viability of distributors and dealers; restrictions imposed by the terms of the Corporation's revolving credit facility and note purchase agreement; currency fluctuations and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  The Corporation undertakes no obligation to update, amend or clarify forward-looking statements.

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HNI CORPORATION

Condensed Consolidated Statement of Operations

	Three Months Ended		Twelve Months Ended
(Dollars in thousands, except per share data)	Dec. 29, 2012	Dec. 31, 2011	Dec. 29, 2012	Dec. 31, 2011
Net Sales	$527,536	$500,269	$2,004,003	$1,833,450
Cost of products sold	341,585	322,255	1,314,776	1,194,387
Gross profit	185,951	178,014	689,227	639,063
Selling and administrative expenses	155,046	147,034	599,656	554,315
Restructuring and impairment charges	583	1,131	1,944	3,261
Operating income	30,322	29,849	87,627	81,487
Interest income	232	158	842	623
Interest expense	2,684	2,762	10,865	11,951
Income before taxes	27,870	27,245	77,604	70,159
Income taxes	10,493	9,219	29,278	24,411
Net income	17,377	18,026	48,326	45,748
Less: Net income (loss) attributable to the noncontrolling interest	(216)	(111)	(641)	(238)
Net income attributable to HNI Corporation	$17,593	$18,137	$48,967	$45,986
Net income attributable to HNI Corporation common shareholders – basic	$0.39	$0.40	$1.08	$1.03
Average number of common shares outstanding – basic	45,050,346	44,827,529	45,211,385	44,803,248
Net income attributable to HNI Corporation common shareholders – diluted	$0.39	$0.40	$1.07	$1.01
Average number of common shares outstanding – diluted	45,691,600	45,759,137	45,819,979	45,694,278

Condensed Consolidated Balance Sheet

Assets			Liabilities and Shareholders' Equity
	As of			As of
(Dollars in thousands)	Dec. 29, 2012	Dec. 31, 2011		Dec. 29, 2012	Dec. 31, 2011
Cash and cash equivalents	$41,782	$72,812	Accounts payable and
Short-term investments	7,250	9,157	accrued expenses	$390,958	$358,290
Receivables	213,490	204,036	Note payable and current
Inventories	93,515	101,873	maturities of long-term debt	4,554	30,345
Deferred income taxes	21,977	18,797	Current maturities of other
Prepaid expenses and			long-term obligations	373	275
other current assets	26,926	27,365
Current assets	404,940	434,040	Current liabilities	395,885	388,910

			Long-term debt	150,146	150,200
			Capital lease obligations	226	340
Property and equipment - net	240,490	229,727	Other long-term liabilities	57,281	52,716
Goodwill	288,348	270,761	Deferred income taxes	55,433	42,770
Other assets	145,853	119,730
			Parent Company shareholders' equity	420,359	419,057
			Noncontrolling interest	301	265
			Shareholders' equity	420,660	419,322
			Total liabilities and
Total assets	$1,079,631	$1,054,258	shareholders' equity	$1,079,631	$1,054,258

 Condensed Consolidated Statement of Cash Flows

	Twelve Months Ended
(Dollars in thousands)	Dec. 29, 2012	Dec. 31, 2011
Net cash flows from (to) operating activities	$144,777	$134,278
Net cash flows from (to) investing activities:
Capital expenditures	(60,270)	(31,143)
Acquisition spending	(26,894)	(54,990)
Other	1,351	(5,407)
Net cash flows from (to) financing activities	(89,994)	(69,022)
Net increase (decrease) in cash and cash equivalents	(31,030)	(26,284)
Cash and cash equivalents at beginning of period	72,812	99,096
Cash and cash equivalents at end of period	$41,782	$72,812

Business Segment Data

	Three Months Ended		Twelve Months Ended
(Dollars in thousands)	Dec. 29, 2012	Dec. 31, 2011	Dec. 29, 2012	Dec. 31, 2011
Net sales:
Office furniture	$422,349	$402,407	$1,687,302	$1,528,050
Hearth products	105,187	97,862	316,701	305,400
	$527,536	$500,269	$2,004,003	$1,833,450

Operating profit:
Office furniture
Operations before restructuring and impairment charges	$24,086	$33,307	$93,793	$102,468
Restructuring and impairment charges	(583)	(1,131)	(1,944)	(2,842)
Office furniture - net	23,503	32,176	91,849	99,626
Hearth products
Operations before restructuring and impairment charges	15,411	9,422	26,477	15,171
Restructuring and impairment charges	-	-	-	(419)
Hearth products - net	15,411	9,422	26,477	14,752
Total operating profit	38,914	41,598	118,326	114,378
Unallocated corporate expense	(11,044)	(14,353)	(40,722)	(44,219)
Income before income taxes	$27,870	$27,245	$77,604	$70,159

Depreciation and amortization expense:
Office furniture	$9,068	$8,801	$34,491	$36,109
Hearth products	1,438	1,649	5,957	7,574
General corporate	749	702	2,911	2,604
	$11,255	$11,152	$43,359	$46,287

Capital expenditures (including capitalized software)
Office furniture	$10,874	$8,249	$36,080	$24,061
Hearth products	536	199	2,008	2,179
General corporate	4,201	2,501	22,182	4,903
	$15,611	$10,949	$60,270	$31,143

			As of	As of
			Dec. 29, 2012	Dec. 31, 2011
Identifiable assets:
Office furniture			$700,665	$671,334
Hearth products			254,835	259,142
General corporate			124,131	123,782
			$1,079,631	$1,054,258

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